Exhibit 23.2

Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-62549 and 333-67229 on Form S-8 of our report dated April 14, 2004 relating to the 2003 consolidated financial statements and financial statement schedules of Natrol, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Los Angeles, California
March 29, 2006

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